Equity Interest Pledge Agreement
[Original Chinese language text omitted]

Form of
Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this "Agreement") has been executed by and among the following parties on April 17, 2009 in Fuzhou, the People’s Republic of China (the “China” or the “PRC”):

Party A:	Fujian Across Express Information Technology Co., Ltd. (formerly named as “Fuzhou Shoushan Waterfall Group EM Polder Co., Ltd.”, hereinafter "Pledgee")
Address:	Building 3, No. 54, Hongliao Street, Shoushan Village, Jinan District, Fuzhou

Party B:	[________] (hereinafter "Pledgor")
ID No.:	[________]

Party C:	Fujian Fenzhong Media Co., Ltd. (formerly named as “Fuzhou Fenzhong Co., Ltd.”)
Address:	Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas:

1.
Party A, Party B, Party C and BIAN Chunlan, another Shareholders of Party C (together with Party B, the“Shareholders of Fujian Fenzhong”), entered into two agreements on November 2, 2003 and December 1, 2003 respectively (collectively the “2003 Two Agreements”); The Parties and WU Xiujuan, a Chinese natural person, entered into two agreements on January 2, 2008 and July 10, 2008 respectively (collectively the “2008 Two Agreements”, together with 2003 Two Agreements, the “Four Agreements”); as provided in the Four Agreements, the parties thereof agreed that, subject to Party A’s request, the parties shall enter into additional agreements or documents relating to the matters and other matters concerned in the Four Agreements in the form of supplementary agreements.

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Equity Interest Pledge Agreement

2.
Pledgor is a citizen of China, and holds 80/20% of the equity interest in Party C.  Party C is a limited liability company registered in Fuzhou, China, engaging in the advertising media business. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge.

3.
Pledgee is a wholly foreign-owned enterprise registered in China. Pledgee and Party C partially owned by Pledgor have executed an Exclusive Business Cooperation Agreement on the date of this Agreement in Fuzhou as the supplementary agreement to the foregoing Four Agreements.

4.
To ensure that Party C fully performs its obligations under the Exclusive Business Cooperation Agreement (including all ancillary agreements, if any) and pay the consulting and service fees thereunder to the Pledgee when the same becomes due,  and to ensure Pledgor fully perform his/her obligations under the Loan Agreement, the Pledgor hereby pledges to the Pledgee all of the equity interest he holds in Party C as security for due performance of the obligations and full payment of the consulting and service fees by Party C under the Business Cooperation Agreement.

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Equity Interest Pledge Agreement

To perform the provisions of the Business Cooperation Agreement and the Loan Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

Additionally, the Parties, being the signing parties to the foregoing Four Agreements, agree that this Agreement and another Equity Interest Pledge Agreement executed on the same date by and among Pledgee, Party C and [________], another shareholder of Party C, collectively constitute the supplementary agreement to the foregoing Four Agreements.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1
Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	Equity Interest: shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C.

1.3	Term of Pledge: shall refer to the term set forth in Section 3.2 of this Agreement.

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1.4
Business Cooperation Agreement: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on the date of this Agreement (refer to Appendix 3 for more details) and all the ancillary agreements currently entered into or to be entered into hereafter by Party C and the Pledgee according to the Business Cooperation Agreement (the “Ancillary Agreements”, refer to Appendix 5 for more details, if any).

1.5	Loan Agreement: shall refer to the Loan Agreement executed by and between Pledgee and Party B on the date of this Agreement (refer to Appendix 4 for more details).

1.6	Event of Default: shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.7	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.	The Pledge

As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all of the payments due by Party C, including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, and to ensure Pledgor fully perform his/her obligations under the Loan Agreement, Pledgor hereby pledges to Pledgee a security interest in all of Pledgor's right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of Party C in priority over all other encumbrance.

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Equity Interest Pledge Agreement

3.	Term of Pledge

3.1
The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein has been registered with relevant administration for industry and commerce (the “AIC”). The Pledge shall be continuously valid until all obligations due under the Business Cooperation Agreement have been fulfilled by Party C or until all obligations due under the Loan Agreement have been fulfilled by Pledgor (the later of fulfillment of the obligations).  Pledgor and Party C shall (1) register the Pledge in the shareholders' register of Party C within 3 business days following the execution of this Agreement, and (2) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within 10 business days following the execution of this Agreement (the “Registration of Pledge”). The parties covenant that for the purpose of registration of the Pledge, the parties hereto and all other shareholders of Party C shall submit to the AIC this Agreement or an equity interest pledge contract in the form required by the AIC at the location of Party C which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”).  For matters not specified in the AIC Pledge Contract, the parties shall be bound by the provisions of this Agreement. Pledgor and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after filing.

3.2
During the Term of Pledge, in the event Party C fails to pay the exclusive consulting or service fees in accordance with the Business Cooperation Agreement, or in the event Pledgor fails to perform his/her obligations under the Loan Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

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4.	Custody of Records for Equity Interest subject to Pledge

4.1
During the Term of Pledge set forth in this Agreement, the Pledgor shall deliver to the Pledgee's custody the capital contribution certificate (refer to Appendix 2) for the Equity Interest and the shareholders' register containing the Pledge (refer to Appendix 1) within one week from the execution of this Agreement, and shall deliver to the Pledgee’s custody the evidence of the Registration of Pledge (refer to Appendix 6, as applicable, the “Registration Evidence”) within one week from the completion of the Registration of Pledge. The Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2	Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.	Representations and Warranties of Pledgor

5.1	Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

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Equity Interest Pledge Agreement

6.	Covenants and Further Agreements of Pledgor

6.1	Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1
not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, the Pledgee and Party C on the date of this Agreement;

6.1.2
comply with the provisions of all laws and regulations applicable to the pledge of rights and, within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee's reasonable request or upon consent of Pledgee;

6.1.3
promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee's rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

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Equity Interest Pledge Agreement

6.2
Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be affected by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3
To protect or perfect the security interest granted by this Agreement for payment of the consulting and service fees under the Business Cooperation Agreement and for fulfillment of obligations of Pledgor under the Loan Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee.  Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons).  Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4
Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

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7.	Event of Breach

7.1	The following circumstances shall be deemed Event of Default:

7.1.1
Party C fails to fully and timely fulfill any liabilities under the Business Cooperation Agreement, including without limitation, failure to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches of any other obligations of Party C thereunder;

7.1.2	Pledgor fails to fully and timely fulfill any obligations under the Loan Agreement;

7.1.3	Pledgor or Party C has committed a material breach of any provisions of this Agreement;

7.1.4	The Pledgor and Party C fail to register the Pledge in the shareholders' register of Party C or fail to complete the Registration of Pledge stipulated in Section 3.1;

7.1.5
Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee; and

7.1.6
The successor or custodian of Party C is capable of only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement or obligations under the Loan Agreement;

7.1.7	Pledgor 's death, lack or limitation of civil capacity;

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7.1.8	Pledgor ceases (for any reason) to be an employee of Party C or any of its affiliated entities, or ceases to be a shareholder of Party C;

7.1.9	Pledgor engages in criminal act or is involved in criminal activities; or

7.1.10	Any third party files a claim against Pledgor that exceeds RMB1,000,000.

7.2
Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3
Unless an Event of Default set forth in this Section 7.1 has been successfully remedied to Pledgee's satisfaction within twenty (20) days after the Pledgee delivers a notice to the Pledgor requesting remedy of such Event of Default, Pledgee may issue a Notice of Default to Pledgor in writing at any time thereafter, demanding the Pledgor to immediately dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.	Exercise of Pledge

8.1
Prior to the full payment of the consulting and service fees described in the Business Cooperation Agreement or prior to fulfill the obligations under the Loan Agreement, without the Pledgee's written consent, Pledgor shall not assign the Pledge or the Equity Interest in Party C to any third party.

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8.2	Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.3
Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.2. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4
In the event of a default, Pledgee is entitled to dispose of the Equity Interest pledged in accordance with applicable PRC laws. To the extent permitted under PRC laws, Pledgee has no obligation to pay Pledgor the proceeds arising from disposition of the Equity Interest, and Pledgor hereby waives any rights it may have to demand any such payment from Pledgee. Likewise, in such circumstances Pledgor shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

8.5	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Assignment

9.1	Without Pledgee's prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

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9.2	This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3
At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement or the Loan Agreementto its designee(s) (natural/legal persons), in which case the assignees shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement or the Loan Agreement, upon Pledgee's request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4
In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

9.5
Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including without limitations, the Exclusive Option Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

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10.	Termination

Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C's obligations under the Business Cooperation Agreement, or upon the fulfilled the obligations under the Loan Agreement (the later of fulfillment of the obligations), this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable; Pledgee, Pledgor and Party Cshall submit application and submit all necessary documents to the competent AIC, and complete all necessary procedures as required by the PRC laws and regulations and the relevant AIC, for the cancellation registration of the Pledge of the Equity Interest.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to registration costs, legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

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12.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

13.	Governing Law and Resolution of Disputes

13.1	The execution, validity, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

13.2
In the event of any dispute with respect to the interpretation and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement to resolve the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through friendly negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective Arbitration Rules. The arbitration shall be conducted in Fuzhou, and the language used in arbitration shall be Mandarin Chinese. The arbitration award shall be final and binding on all Parties.

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13.3
Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.	Notices

14.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1
Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

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14.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Fujian Across Express Information Technology Co., Ltd.
Address:	Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province

Party B:	[________]
Address:	Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province

Party C:	Fujian Fenzhong Co., Ltd.
Address:	Floor 22, Wuyi Center, No. 33 of East Street, Fuzhou, Fujian Province

14.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that, to the greatest extent permitted by law, accomplish the intentions of the Parties and the economic effect originally intended by the Parties.

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16.	Attachments

The attachments set forth herein shall constitute an integral part of this Agreement.

17.	Effectiveness

17.1
Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

17.2
This Agreement is written in Chinese and English in five counter copies. The Pledgor, the Pledgee and Party C shall hold one counter copy respectively, and the other copies shall be used for registration.  Each counter copy of this Agreement shall have equal validity.  In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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Equity Interest Pledge Agreement

IN WITNESS WHEREOF, the Parties have executed, or caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Party A:	Fujian Across Express Information Technology Co., Ltd.

By:
Name:	CHENG Zheng
Title:	Legal Representative

Party B:	[________]

By:

Party C:	Fujian Fenzhong Media Co., Ltd.

By:
Name:	CHENG Zheng
Title:	Legal Representative

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Appendices:

1.	Shareholders' register of Party C;

2.	The Capital Contribution Certificate for Party C;

3.	Exclusive Business Cooperation Agreement;

4.	Loan Agreement

5.	Ancillary Agreements to Exclusive Business Cooperation Agreement (as applicable);

6.	Evidence of Registration of Pledge (as applicable).

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